Exhibit 99.1

FOR IMMEDIATE RELEASE	Company Contacts
Investors: James Zeumer
(248) 433-4597
email: jim.zeumer@pulte.com

Media: Mark Marymee
(248) 433-4648
email: mark.marymee@pulte.com
PULTE HOMES REPORTS RECORD SECOND QUARTER 2005 RESULTS
•	Second Quarter Income from Continuing Operations Increases 61% to $304 Million

•	Earnings from Continuing Operations Increase 58% to $2.30 Per Diluted Share

•	Dollar Value of Second Quarter Net New Orders Increase 33% to $4.4 Billion; Unit Orders Surge 26% to 13,581 Homes

•	Backlog Value Climbs 24% to $7.8 Billion; Unit Backlog Rises 17% to 23,351 Homes

•	Company Raises Full Year Earnings Guidance for 2005 Continuing Operations to $10.00 to $10.50 Per Diluted Share

•	Company Announces 2-for-1 Stock Split and 60% Increase in Quarterly Dividend
     Bloomfield Hills, MI, July 27, 2005 – Pulte Homes (NYSE: PHM) announced today record financial results for its second quarter and six months ended June 30, 2005. For the quarter, income from continuing operations increased 61% to a record $303.8 million, compared with $188.5 million for the prior year second quarter. Second quarter earnings from continuing operations of $2.30 per diluted share represents an increase of 58% over prior year earnings of $1.46 per diluted share. Consolidated revenues for the quarter were $3.3 billion, an increase of 31% over prior year revenues of $2.5 billion.
     “Pulte Homes’ unique customer segmentation strategy and our unmatched position with active adult buyers are enabling the Company to further expand its share of the U.S. housing market as reflected in our 26 percent increase in sign ups,” said Richard J. Dugas, Jr., President and CEO of Pulte Homes. “As a result of our record year-to-date results and expectations for continued strength in our operations, the Company is again raising its 2005 earnings guidance for continuing operations to the new range of $10.00 to $10.50 per diluted share,” said Dugas.
     In a separate release issued today, Pulte Homes announced that its Board of Directors has declared a two-for-one stock split to be effected in the form of a 100 percent stock dividend. The additional shares of common stock will be distributed on September 1, 2005, to the shareholders of record as of August 15, 2005. The effect of this stock split will be reflected in the Company’s third quarter financial results.

     Pulte Homes also announced it will increase its quarterly dividend by $.03 per share, from $.05 to $.08 on a pre-split basis, an increase of 60 percent. The quarterly dividend of $.04 per share on a post-split basis will be payable October 3, 2005 to shareholders of record as of September 26, 2005.
Second Quarter Results
     Revenues from domestic homebuilding settlements increased 32% to a second-quarter record of $3.2 billion. Higher revenues for the quarter resulted from a 20% increase in home closings to 10,194 homes, combined with a 10% increase in average selling price to $310,000. The increase in average selling price reflects a combination of price increases and changes in the mix of product closed during the period.
     Second quarter domestic homebuilding pretax income increased 57% to $498.5 million, compared with prior year pretax income of $318.1 million. For the period, the Company realized a 170 basis point increase in gross margins from home sales to 23.8%, while SG&A expenses as a percent of home settlement revenues dropped by 80 basis points from the same period last year.
     Land sales during the quarter generated $57.5 million in revenues and $4 million in gross margins, compared with $55.7 million and $13.6 million, respectively, last year. Land sales are an important element of Pulte’s domestic homebuilding operations, but can fluctuate from quarter-to-quarter depending upon the timing of individual transactions.
     Domestic net new home orders for the quarter were a record 13,581 homes, valued at $4.4 billion, up 26% and 33%, respectively, over prior year second-quarter results. Pulte’s backlog as of June 30, 2005, was valued at $7.8 billion (23,351 homes), compared with a value of $6.3 billion (19,960 homes) last year.
     The Company’s financial services operations reported second quarter pretax income of $15.5 million, up 86% from prior year pretax income of $8.4 million. Higher pretax income for the quarter was driven by a 19% increase in originations to 9,445 loans valued at $1.8 billion, combined with a more favorable interest rate environment. Mortgage capture rate for the quarter was 88.0%, compared with 88.4% last year.
     For the second quarter, Pulte’s International operations reported pretax loss of $478,000, compared with pretax income of $1.4 million last year. Higher costs for the period offset improved performance in the Company’s Mexico and Puerto Rico operations. Pulte continues to evaluate different strategic alternatives with regard to its International operations as part of a broader initiative to drive enhanced financial results.
Six Month Results
     For the six months ended June 30, 2005, Pulte Homes’ income from continuing operations increased 63% to $522.1 million, compared with prior year income from continuing operations of $320.6 million. Earnings from continuing operations for the first six months were $3.97 per diluted share, an increase of 59% over prior year earnings of $2.49 per diluted share. Consolidated revenues for the period were $5.8 billion, up from $4.5 billion for the first six months of last year.

     Revenues from domestic homebuilding settlements for the period were a record $5.6 billion, up 30% over the prior year. Higher revenues for the period resulted from a 10% increase in average selling price to $308,000, combined with a 17% increase in the number of homes closed. The increase in average selling price for the period reflects a combination of price increases and a change in the mix of product closed during the period.
     Six month domestic homebuilding pretax income increased 59% to $858.1 million, compared with prior year pretax income of $540.6 million. Pretax margins as a percentage of home settlement revenues for the period increased 280 basis points to 15.3%, driven by a 210 basis point increase in gross margins from home sales and a 60 basis point reduction in SG&A expense as a percent of home settlement revenues. Land sales for the period generated $7.4 million in gross margin, compared with $17.2 million last year.
     For the first six months, Pulte’s financial services operations reported pretax income of $25.6 million, compared with $18.5 million in the prior year. Higher loan originations for the six-month period, up 21% to 17,037 mortgages valued at $3.3 billion, and a more favorable interest rate environment helped to drive the improved performance. Mortgage capture rate for the period increased to 88.3%, compared with 87.4% last year.
     Pulte’s International operations reported pretax income for the first six months of $782,000, compared with pretax income of $2.2 million last year. Gains in the Company’s Puerto Rico operations were offset by lower pretax income from Mexico.
     “We are very pleased by the record results Pulte has delivered for the second quarter and first half of 2005, ” said Dugas. “We continue to believe our diversification strategy in terms of markets and customers served is critical to driving sustained growth and more consistent operating and financial performance.”
     A conference call discussing Pulte Homes’ second quarter results will be held at 8:30 a.m. Eastern Time on Thursday, July 28, 2005, and web cast live via Pulte.com. Interested investors can access the call via the Company’s home page at www.pulte.com.
     Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic and business conditions; (2) interest rate changes and the availability of mortgage financing; (3) the relative stability of debt and equity markets; (4) competition; (5) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (6) the availability and cost of insurance covering risks associated with our business; (7) shortages and the cost of labor; (8) weather related slowdowns; (9) slow growth initiatives and/or local building moratoria; (10) governmental regulation, including the interpretation of tax, labor and environmental laws; (11) changes in consumer confidence and preferences; (12) required accounting changes; (13) terrorist acts and other acts of war; and (14) other factors over which the Company has little or no control. All forward-looking statements made are made as of the date hereof, and the risk that actual results will differ materially from expectations will increase with the passage of time. Pulte undertakes no duty to update any forward-looking statement whether as a result of new information, future events or changes in Pulte’s expectations.

About Pulte Homes
     Pulte Homes, Inc., (NYSE: PHM), based in Bloomfield Hills, Mich., is a FORTUNE 200 company with operations in 54 markets and 28 states. In 2004, the company closed 38,612 domestic home sales and generated revenues of $11.7 billion. During its 55-year history, the company has constructed more than 408,000 homes. In 2004, J.D. Power and Associates named Pulte the inaugural recipient of its Platinum Award for Excellence in Customer Service among America’s leading homebuilders. J.D. Power ranked Pulte No. 1 in 14 markets, and among the top three in 23 of 25 markets surveyed. Under its Del Webb brand, Pulte is the nation’s leading builder of active adult communities for people age 55 and better. Its DiVosta operation is nationally recognized for a trademarked building system that has delivered more than 25,000 “Built Solid”® homes in Florida since 1960. Pulte Mortgage LLC is a nationwide lender and offers Pulte customers a wide variety of loan products and superior customer service.
Websites: www.pulte.com; www.delwebb.com; www.divosta.com
# # #

Pulte Homes, Inc.
Condensed Consolidated Results
Of Operations
(000’s omitted, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
CONSOLIDATED RESULTS:

Revenues:
Homebuilding	$3,253,456	$2,490,722	$5,776,526	$4,496,985
Financial Services	36,258	23,874	66,534	48,446
Corporate	1,257	562	2,505	1,459

Total Revenues	$3,290,971	$2,515,158	$5,845,565	$4,546,890

Pretax income (loss):
Homebuilding	$498,025	$319,458	$858,867	$542,770
Financial Services	15,526	8,369	25,610	18,458
Corporate	(29,106)	(23,868)	(51,862)	(44,096)

Income from continuing operations before income taxes	484,445	303,959	832,615	517,132

Income taxes	(180,680)	(115,489)	(310,530)	(196,485)

Income from continuing operations	303,765	188,470	522,085	320,647

Loss from discontinued operations	(54)	(867)	(132)	(1,415)

Net income	$303,711	$187,603	$521,953	$319,232

EARNINGS PER SHARE - ASSUMING DILUTION:

Income from continuing operations	$2.30	$1.46	$3.97	$2.49
Loss from discontinued operations	—	(.01)	—	(.01)

Net income	$2.30	$1.45	$3.97	$2.48

Shares used in per share calculations	131,839	129,356	131,626	128,825

Pulte Homes, Inc.
Condensed Consolidated Balance Sheets
($000’s omitted)

	June 30,	December 31,	June 30,
	2005	2004	2004
	(Unaudited)		(Unaudited)
ASSETS
Cash and equivalents	$450,772	$314,634	$89,451
Unfunded settlements	70,427	118,471	80,763
House and land inventory	8,703,503	7,390,791	6,785,004
Land held for sale	182,882	230,743	223,640
Land, not owned, under option agreements	109,473	106,380	124,618
Residential mortgage loans available-for-sale	519,550	697,077	335,480
Investment in unconsolidated entities	242,080	258,868	204,927
Goodwill	312,975	307,693	307,693
Intangible assets	131,329	135,454	139,579
Other assets	908,082	846,786	653,533

	$11,631,073	$10,406,897	$8,944,688

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable, accrued and other liabilities	$2,422,431	$2,203,101	$2,033,032
Unsecured short-term borrowing	—	—	127,000
Collateralized short-term debt, recourse solely to applicable subsidiary assets	455,837	617,415	290,219
Income taxes	157,506	202,557	109,163
Senior notes and subordinated notes	3,510,813	2,861,550	2,573,925

Total Liabilities	6,546,587	5,884,623	5,133,339

Shareholders’ Equity	5,084,486	4,522,274	3,811,349

	$11,631,073	$10,406,897	$8,944,688

Pulte Homes, Inc.
Segment Data
($000’s omitted)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
HOMEBUILDING:
Pretax income:
Domestic	$498,503	$318,082	$858,085	$540,607
International	(478)	1,376	782	2,163

Total Homebuilding	$498,025	$319,458	$858,867	$542,770

Domestic Homebuilding:
Home sales (settlements)	$3,155,898	$2,394,778	$5,618,007	$4,337,319
Land sales	57,532	55,695	81,717	78,836

Domestic Homebuilding Revenue	3,213,430	2,450,473	5,699,724	4,416,155

Home cost of sales	(2,405,353)	(1,865,771)	(4,261,821)	(3,382,095)
Land cost of sales	(53,527)	(42,068)	(74,286)	(61,680)
Selling, general & administrative expense	(267,327)	(223,651)	(521,758)	(429,252)
Other income (expense), net	11,280	(901)	16,226	(2,521)

Pretax income	$498,503	$318,082	$858,085	$540,607

International Homebuilding:
Home sales (settlements)	$40,026	$40,249	$76,802	$80,830
Cost of sales	(35,315)	(32,572)	(63,517)	(65,470)
Selling, general & administrative expense	(7,387)	(7,090)	(15,615)	(13,789)
Other income (expense), net	114	(796)	(188)	(1,415)
Minority Interest	242	(264)	41	(661)
Equity in income of joint venture operations	1,842	1,849	3,259	2,668

Pretax income	(478)	$1,376	$782	$2,163

FINANCIAL SERVICES:
Pretax income	$15,526	$8,369	$25,610	$18,458

CORPORATE:
Pretax loss:
Net interest expense	$(14,903)	$(12,111)	$(28,650)	$(23,746)
Other Corporate expense, net	(14,203)	(11,757)	(23,212)	(20,350)

Total Corporate	$(29,106)	$(23,868)	$(51,862)	$(44,096)

Pulte Homes, Inc.
Business Operating Data
($000’s omitted)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
HOMEBUILDING SETTLEMENT REVENUES:
Domestic	$3,155,898	$2,394,778	$5,618,007	$4,337,319
International	40,026	40,249	76,802	80,830

Total settlement revenues	$3,195,924	$2,435,027	$5,694,809	$4,418,149

HOMEBUILDING UNIT SETTLEMENTS:
Domestic	10,194	8,480	18,213	15,519
International	1,542	1,533	2,805	3,080

Total settlement units	11,736	10,013	21,018	18,599

Domestic Homebuilding:
Unit settlements:
Northeast	868	695	1,406	1,214
Southeast	2,952	2,058	5,283	3,763
Midwest	1,147	1,163	2,048	1,936
Central	1,538	1,214	2,464	2,188
West	3,689	3,350	7,012	6,418

	10,194	8,480	18,213	15,519

Average selling price	$310	$282	$308	$279

Unit net new orders:
Northeast	1,228	856	2,256	1,570
Southeast	3,717	2,426	7,434	5,195
Midwest	1,710	1,449	3,229	2,936
Central	2,291	1,605	3,911	3,181
West	4,635	4,440	8,818	8,645

	13,581	10,776	25,648	21,527

Unit net new orders – dollars	$4,406,000	$3,303,000	$8,239,000	$6,456,000

Unit backlog:
Northeast			2,333	1,891
Southeast			7,456	5,158
Midwest			2,458	2,401
Central			2,524	2,149
West			8,580	8,361

			23,351	19,960

Dollars in backlog			$7,775,000	$6,266,000

Pulte Homes, Inc.
Business Operating Data, continued
($000’s omitted)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
MORTGAGE ORIGINATIONS:

Origination volume	9,445	7,957	17,037	14,070

Origination principal	$1,829,200	$1,495,800	$3,318,600	$2,648,500

Capture rate percentage	88.0%	88.4%	88.3%	87.4%

Pulte Homes, Inc.
Supplemental Information
($000’s omitted)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Interest expense:
Homebuilding (included in home cost of sales)	41,103	29,508	71,647	51,120
Corporate	16,160	12,673	31,155	25,205
Financial Services	3,269	1,476	6,070	2,974

Total interest expense	60,532	43,657	108,872	79,299

Depreciation & amortization	14,965	11,866	28,698	22,026